As filed with the Securities and Exchange Commission on December 20, 1999

                                                  Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               U S LIQUIDS INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                        76-0519797
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

   411 N. SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS  77060-3545
                   (Address of principal executive offices)

                 U S LIQUIDS INC. EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of plan)

GARY J. VAN ROOYAN                              COPY TO:
U S LIQUIDS INC.                                JOHN D. ROBERTSON, ESQ.
411 N. SAM HOUSTON PARKWAY EAST, SUITE 400      HARTZOG CONGER & CASON
HOUSTON, TEXAS 77060-3545                       201 ROBERT S. KERR, SUITE 1600
(281) 272-4500                                  OKLAHOMA CITY, OKLAHOMA 73102
                                                (405) 235-7000

          (Name, address, and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                               PROPOSED         PROPOSED
                                                MAXIMUM         MAXIMUM
TITLE OF SECURITIES TO        AMOUNT TO BE  OFFERING PRICE     AGGREGATE       AMOUNT OF
    BE REGISTERED              REGISTERED     PER SHARE(1)   OFFERING PRICE REGISTRATION FEE
---------------------         ------------- --------------- --------------- ----------------
Common Stock, par                   500,000         $7.3125      $3,656,250           $1,017
value $.01
per share
---------------------         ------------- --------------- --------------- ----------------

(1) Pursuant to Rule 457(h) and Rule 457(c), this price is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low price per share of the Registrant's common stock as reported on the American Stock Exchange on December 16, 1999.

                     ------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

      U S Liquids Inc. (the "Company") shall deliver or cause to be delivered to each participant, to the extent material (and prior to the making of any investment decision), one or more documents containing the information specified in Item 1. The document or documents themselves are not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 428 and the Note to Part I.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The Company shall provide to each participant, prior to the making of any investment decision, a written statement advising the participant of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II and stating that these documents are incorporated by reference into the Section 10(a) prospectus. The statements shall also indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b) and include the address (giving title or department) and telephone number to which the request is to be directed. The written statement itself is not required to be filed with the Commission pursuant to Rule 428 and the Note to Part I.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document:

            o the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

            o     Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1999;

            o     Quarterly Report on Form 10-Q for the quarter ended June
                  30, 1999;

            o Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

            o Current Report on Form 8-K filed with the Commission on January 29, 1999, as amended on February 16, 1999; and

            o the description of the common stock, $.01 par value per share, of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 11, 1997 pursuant to Section 12(b) of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation contains a provision which limits, to the fullest extent permitted by Delaware law, the liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty as a director. Delaware law presently permits such limitation of a director's liability except where a director (i) breaches his or her duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock repurchase, or
(iv) obtains an improper personal benefit.

      The Company's Certificate of Incorporation also provides that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests. The Company has obtained directors and officers liability insurance to limit its exposure under these provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION

      Not Applicable.

ITEM 8.  EXHIBITS

        4.1 Second Amended and Restated Certificate of Incorporation of the
            Company (Exhibit 3.1 of the U S Liquids Inc. Registration Statement
            on Form S-1 (File No. 333-30065), effective August 19, 1997, is hereby incorporated by reference).
        4.2 Amended and Restated Bylaws of the Company (Exhibit 3.2 of the U S
            Liquids Inc. Registration Statement on Form S-1 (File No.
            333-30065), effective August 19, 1997, is hereby incorporated by reference).
      +4.3  U S Liquids Inc. Employee Stock Purchase Plan.
      +5    Opinion of Hartzog Conger & Cason.
      +23.1 Consent of Arthur Andersen LLP.
      +23.2 Consent of Hartzog Conger & Cason (contained in its opinion filed as Exhibit 5 hereto).
      +24.1 Powers of Attorney (set forth on page II-4).
----------------------------
+ Filed herewith.

ITEM 9.  UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of December, 1999.

                                U S LIQUIDS INC.


                                          By: /s/ MICHAEL P. LAWLOR
                                              -------------------------------
                                              Michael P. Lawlor,
                                              Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl J. Blackwell and Gary J. Van Rooyan, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON DECEMBER 17, 1999.

SIGNATURE                                 TITLE

By: /s/ MICHAEL P. LAWLOR                 Chief Executive Officer and Director
----------------------------------
    Michael P. Lawlor

By: /s/ W. GREGORY ORR                    Chief Operating Officer, President
----------------------------------                 and Director
    W. Gregory Orr

By: /s/ EARL J. BLACKWELL                 Chief Financial Officer and Senior
----------------------------------             Vice President - Finance
    Earl J. Blackwell

By: /s/ HARRY O. NICODEMUS IV             Vice President and Controller
----------------------------------
    Harry O. Nicodemus IV

By: /s/ WILLIAM A. ROTHROCK IV            Director
----------------------------------
    William A. Rothrock IV

By: /s/ ROGER A. RAMSEY                   Director
----------------------------------
    Roger A. Ramsey

By: /s/ ALFRED TYLER 2ND                  Director
----------------------------------
    Alfred Tyler 2nd

By: /s/ JOHN N. HATSOPOULOS               Director
----------------------------------
    John N. Hatsopoulos

By: /s/ JAMES F. MCENEANEY, JR.           Director
----------------------------------
    James F. McEneaney, Jr.

                                 EXHIBIT INDEX

     EXHIBIT NO.            EXHIBIT DESCRIPTION
     -----------            -------------------
         4.1            Second Amended and Restated Certificate of
                        Incorporation of the Company.
         4.2            Amended and Restated Bylaws of the Company.
         4.3            U S Liquids Inc. Employee Stock Purchase Plan.
         5              Opinion of Hartzog Conger & Cason.
        23.1            Consent of Arthur Andersen LLP.
        23.2            Consent of Hartzog Conger & Cason (contained in its
                        opinion filed as Exhibit 5 hereto).
        24.1            Powers of Attorney (set forth on page II-5).